Exhibit 99

Piper Jaffray Companies Announces
2016 Fourth Quarter and Year-end Results

MINNEAPOLIS – February 2, 2017 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter and year ended December 31, 2016.

“This was a year of remarkable performances across the firm,” stated Chairman and CEO Andrew S. Duff, “highlighted by record results in Advisory and Public Finance which combined to produce record revenues in the fourth quarter and full year 2016. Strong execution by our new Energy and Financial Institutions groups contributed to the exceptional 2016 results. The growth and diversification of our business has enabled us to initiate a quarterly dividend for the first time in our firm's history.”

Financial Highlights - Fourth Quarter

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16
	2016	2016	2015	vs. 3Q '16	vs. 4Q '15
U.S. GAAP
Net revenues	$222,463	$200,847	$197,364	10.8%	12.7%
Compensation ratio	69.2%	67.3%	63.9%
Non-compensation ratio	57.5%	23.5%	24.7%
Pre-tax operating margin	(26.6)%	9.2%	11.4%
Net income/(loss)	$(36,985)	$10,658	$13,273	N/M	N/M
Earnings/(loss) per diluted common share	$(3.00)	$0.70	$0.88	N/M	N/M

Non-GAAP(1)
Adjusted net revenues	$217,883	$199,001	$195,096	9.5%	11.7%
Adjusted compensation ratio	63.9%	63.8%	64.0%
Adjusted non-compensation ratio	17.5%	19.4%	18.9%
Adjusted pre-tax operating margin	18.6%	16.8%	17.2%
Adjusted net income	$27,119	$20,976	$21,147	29.3%	28.2%
Adjusted earnings per diluted common share	$1.75	$1.37	$1.40	27.7%	25.0%
N/M — Not meaningful

•
Strong performance in our advisory services business, driven by our expansion into energy coupled with market share gains in our core business, drove record revenues in the fourth quarter of 2016. Our public finance business also contributed to the strong quarter with record revenues, the breadth and diversity of our franchise continues to pay dividends with exceptionally strong relative performance in the quarter.

•
Pre-tax operating margin and earnings on a GAAP basis was significantly impacted by a non-cash goodwill impairment charge of $82.9 million associated with our Asset Management segment in the current quarter.

•	On a non-GAAP basis, higher revenue levels drove increased operating leverage and improved the operating margin both sequentially and year over year which led to a significant increase in earnings.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

Financial Highlights - Full Year

	Twelve Months Ended		Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Dec. 31,	Dec. 31,	2016
	2016	2015	vs. 2015
U.S. GAAP
Net revenues	$747,349	$672,918	11.1%
Compensation ratio	68.3%	62.7%
Non-compensation ratio	35.8%	24.5%
Pre-tax operating margin	(4.1)%	12.8%
Net income/(loss)	$(21,952)	$52,075	N/M
Earnings/(loss) per diluted common share	$(1.73)	$3.34	N/M

Non-GAAP(1)
Adjusted net revenues	$736,279	$663,108	11.0%
Adjusted compensation ratio	64.4%	63.0%
Adjusted non-compensation ratio	20.4%	21.6%
Adjusted pre-tax operating margin	15.1%	15.5%
Adjusted net income	$72,642	$65,850	10.3%
Adjusted earnings per diluted common share	$4.69	$4.22	11.1%
N/M — Not meaningful

•
Record advisory services and public finance revenues drove our increase in net revenues. This growth was partially offset by lower revenues from equity financing as our available fee pool was down in 2016, which was the worst IPO market in 13 years. Also, asset management revenues decreased due to net client outflows in our value equity products amid tough market trends for active asset managers, under performance in certain of our strategies, and a decline in MLP valuations.

•
The negative pre-tax operating margin on a GAAP basis was adversely impacted by a goodwill impairment charge, acquisition-related compensation and intangible asset amortization expenses, and restructuring and integration costs, which are excluded from our non-GAAP results. On a non-GAAP basis, operating margin declined slightly in 2016 due to a higher compensation ratio driven by business mix.

•	Our return on average common shareholders' equity was a negative 2.8% at December 31, 2016 and our adjusted return on average common shareholders' equity(2) was 9.2% at December 31, 2016.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Net revenues	$207,433	$186,483	$183,340	11.2%	13.1%	$692,304	$609,331	13.6%
Operating expenses	$185,235	$169,745	$161,823	9.1%	14.5%	$645,863	$530,937	21.6%
Pre-tax operating income	$22,198	$16,738	$21,517	32.6%	3.2%	$46,441	$78,394	(40.8)%
Pre-tax operating margin	10.7%	9.0%	11.7%			6.7%	12.9%

Fourth Quarter Commentary

•
Advisory services revenues were $99.7 million, an increase of 14% and 33% compared to the fourth quarter of 2015 and the sequential quarter, respectively. Our advisory services results for the quarter were driven by a strong finish to the year by our energy business.

•
Equity financing revenues of $17.3 million decreased 13% and 43% compared to the year-ago period and the sequential quarter, respectively. Revenues were lower due to a strong, relative performance in prior periods.

•
Debt financing revenues were $34.8 million, up 58% and 13% compared to the fourth quarter of 2015 and the third quarter of 2016, respectively. Robust municipal issuance coupled with the diversity and breadth of our public finance business led us to outperform on a relative basis.

•
Equity institutional brokerage revenues of $25.2 million increased 31% and 23% compared to the year-ago period and the third quarter of 2016, respectively. In the fourth quarter of 2016, our growth in client trading volumes exceeded market volume growth as active asset managers repositioned in our focus areas. The increase compared to the year-ago period is also due to our expansion into the energy sector and reflects our expanded research capabilities.

•
Fixed income institutional brokerage revenues were $19.6 million, down 43% and 24% compared to the fourth quarter of 2015 and the third quarter of 2016, respectively. Volatility in the municipal market in which we have a meaningful presence impacted our trading opportunities in the fourth quarter of 2016, which reduced our revenues. The decline relative to the prior year was exacerbated by a strong municipal market in the fourth quarter of 2015. Our overall customer flow activity was solid.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking fund, and firm investments, was $10.8 million for the quarter, compared to $2.3 million and $4.5 million in the year-ago period and the sequential quarter, respectively. We recorded higher gains on our merchant banking portfolio in the current period.

•
Operating expenses for the fourth quarter of 2016 were $185.2 million, up 15% and 9% compared to the fourth quarter of 2015 and the third quarter of 2016, respectively, due to higher compensation expenses arising from increased revenues, as well as higher acquisition-related compensation expenses. These increases were partially offset by lower restructuring costs. In the fourth quarter of 2015, we recorded $9.2 million of restructuring and integration costs related to the acquisition of BMO GKST.

•
Segment pre-tax operating margin was 10.7% compared to 11.7% in the year-ago period and 9.0% in the third quarter of 2016. Pre-tax operating margin decreased compared to the fourth quarter of 2015 due to higher acquisition-related costs in the current period, which were partially offset by a lower non-compensation ratio driven by an increase in revenues and lower levels of restructuring costs. Pre-tax operating margin improved compared to the sequential quarter due to a lower non-compensation ratio which is reflective of operating leverage in the business.

Full Year Commentary

•
Net revenues were $692.3 million, up 14% compared to $609.3 million in the prior year as record advisory services and debt financing revenues were partially offset by lower equity financing revenues. The record results reflect our investments and focus to grow these businesses. Our advisory services results were driven by our expansion into the energy and financial institutions sectors plus contributions from our debt advisory group and reflect significant market share gains as our revenue increased over 45% compared to the prior year while M&A markets were declining. Our public finance business benefited from low interest rates and increased new money issuance volumes, combined with increased market share attributable to our geographic and sector expansion. However, our equity capital raising business experienced challenging market conditions for most of the year, particularly in our focus sectors.

•	Segment pre-tax operating income and margin declined significantly compared to the prior year due to higher acquisition-related costs.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Management and performance fees	$14,722	$13,903	$15,571	5.9%	(5.5)%	$54,309	$70,375	(22.8)%
Investment income/(loss)	$308	$461	$(1,547)	(33.2)%	N/M	$736	$(6,788)	N/M
Operating expenses	$96,504	$12,651	$13,057	662.8%	639.1%	$132,360	$55,558	138.2%
Pre-tax operating income/(loss)	$(81,474)	$1,713	$967	N/M	N/M	$(77,315)	$8,029	N/M
Pre-tax operating margin	(542.1)%	11.9%	6.9%			(140.5)%	12.6%
N/M — Not meaningful

Fourth Quarter Commentary

•
Management and performance fees of $14.7 million decreased 6% compared to the year-ago period due to lower management fees from our equity strategies. The decrease was primarily driven by lower assets under management (AUM) resulting from net client outflows from our value equity products. This decrease was partially offset by higher management fees from our MLP product offerings, as well as performance fees. Performance fees, the majority of which are recorded in the fourth quarter, were $0.6 million in the current quarter. No performance fees were recorded in either of the prior periods. Management and performance fees increased 6% compared to the third quarter of 2016 as we earned performance fees in the current quarter.

•
Investment income/(loss) on firm capital invested in our strategies was income of $0.3 million for the current quarter, compared with a loss of $1.5 million in the fourth quarter of 2015 and income of $0.5 million in the third quarter of 2016.

•
Operating expenses for the current quarter were $96.5 million, compared to $13.1 million and $12.7 million in the year-ago period and the third quarter of 2016, respectively. In the fourth quarter of 2016, we recorded a non-cash goodwill impairment charge of $82.9 million.

•	The negative segment pre-tax operating margin in the fourth quarter of 2016 is due to the $82.9 million goodwill impairment charge.

•
AUM was $8.7 billion at the end of the fourth quarter of 2016, compared to $8.9 billion in the year-ago period and $8.4 billion at the end of the third quarter of 2016. The increase in AUM compared to the sequential quarter was primarily due to net market appreciation for both our value equity and MLP product offerings.

Full Year Commentary

•
Management and performance fees were $54.3 million in 2016, down 23% compared to 2015, due to lower management fees in both our equity and MLP product offerings. The decrease was due to lower average AUM driven by net client outflows in our value equity products and a decline in MLP valuations.

•	The goodwill impairment charge recorded in the fourth quarter of 2016 drove the negative pre-tax operating margin for the year.

Non-GAAP Results and Commentary
Throughout this section of the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements, (4) restructuring and acquisition integration costs and (5) goodwill impairment charges. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Adjusted net revenues	$202,853	$184,637	$181,072	9.9%	12.0%	$681,234	$599,521	13.6%
Adjusted operating expenses	$165,214	$154,378	$150,053	7.0%	10.1%	$580,974	$511,241	13.6%
Adjusted pre-tax operating income	$37,639	$30,259	$31,019	24.4%	21.3%	$100,260	$88,280	13.6%
Adjusted pre-tax operating margin	18.6%	16.4%	17.1%			14.7%	14.7%

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

Fourth Quarter Commentary

•
Adjusted operating expenses for the fourth quarter of 2016 were $165.2 million, up 10% and 7% compared to the fourth quarter of 2015 and the third quarter of 2016, respectively, primarily due to higher compensation expenses as a result of increased revenues. Also, on a year-over-year basis, non-compensation expenses were higher due to the acquisition of Simmons & Company International ("Simmons") in early 2016.

•
Adjusted segment pre-tax operating margin was 18.6% compared to 17.1% in the year-ago period and 16.4% in the third quarter of 2016. Adjusted pre-tax operating margin was higher compared to both of the prior periods primarily due to operating leverage as a result of higher revenues. Our non-compensation ratio declined meaningfully compared to both of the prior periods. Adjusted net revenues increased 10% and adjusted operating expenses increased 7% compared to the third quarter of 2016, reflecting the operating leverage and expense discipline.

Full Year Commentary

•
Adjusted segment pre-tax operating margin of 14.7% for 2016 was consistent with 2015. In 2016, a decrease in our non-compensation ratio was offset by a higher compensation ratio due to our mix of business.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Adjusted management and performance fees	$14,722	$13,903	$15,571	5.9%	(5.5)%	$54,309	$70,375	(22.8)%
Adjusted investment income/(loss)	$308	$461	$(1,547)	(33.2)%	N/M	$736	$(6,788)	N/M
Adjusted operating expenses	$12,138	$11,264	$11,547	7.8%	5.1%	$43,824	$49,304	(11.1)%
Adjusted pre-tax operating income	$2,892	$3,100	$2,477	(6.7)%	16.8%	$11,221	$14,283	(21.4)%
Adjusted pre-tax operating margin	19.2%	21.6%	17.7%			20.4%	22.5%
Adjusted segment pre-tax operating margin excluding investment income/(loss) *	17.6%	19.0%	25.8%			19.3%	29.9%
N/M — Not meaningful
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss), a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to goodwill impairment charges and intangible asset amortization expense. See the discussion above on AUM.

Fourth Quarter Commentary

•
Adjusted operating expenses for the fourth quarter of 2016 were $12.1 million, up 5% and 8% compared to the fourth quarter of 2015 and the third quarter of 2016, respectively, due to higher compensation expenses resulting from business expansion. Higher management and performance fees also contributed to the increase in compensation expenses on a sequential basis.

•
Adjusted segment pre-tax operating margin was 19.2% compared to 17.7% in the year-ago period and 21.6% in the third quarter of 2016. Excluding investment income/(loss) on firm capital invested in our strategies, adjusted segment pre-tax operating margin related to our core asset management operations was 17.6% in the fourth quarter of 2016, compared to 25.8% in the year-ago period and 19.0% in the sequential quarter. Pre-tax operating margin declined compared to both of the prior periods due to higher compensation expenses from business expansion in the fourth quarter of 2016. Also, adjusted pre-tax operating margin declined compared to the fourth quarter of 2015 due to lower management fees.

Full Year Commentary

•
Adjusted pre-tax operating margin declined from 22.5% in 2015 to 20.4% in 2016. Excluding investment income/(loss), adjusted pre-tax operating margin was 19.3% in 2016, compared to 29.9% in the prior year. The decrease was due to lower management fees.

Share Repurchases and Dividends
During 2016, we returned $70.9 million of capital to shareholders by repurchasing approximately 1,798,000 shares, at an average price of $39.41 per share, of which $59.7 million related to our share repurchase authorization. We have $71.8 million remaining under this authorization, which expires on September 30, 2017.

Our Board of Directors has declared a cash dividend on the company's common stock of $0.3125 per share to be paid on March 13, 2017, to shareholders of record as of the close of business on February 20, 2017. We have initiated this dividend as another way of returning capital to our shareholders and reflects the level and stability of our earnings. This is the first time that we have paid a dividend. We intend to pay dividends to our shareholders on a quarterly basis going forward.

Additional Shareholder Information

	For the Quarter Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Full time employees	1,297	1,299	1,152
Equity financings
# of transactions	20	25	12
Capital raised	$4.0 billion	$4.9 billion	$1.9 billion
Municipal negotiated issuances
# of transactions	201	184	180
Par value	$4.5 billion	$4.3 billion	$2.6 billion
Advisory transactions
# of transactions	46	46	25
Aggregate deal value	$8.3 billion	$5.8 billion	$10.0 billion
Asset Management
AUM	$8.7 billion	$8.4 billion	$8.9 billion
Common shareholders’ equity	$759.3 million	$784.5 million	$783.7 million
Number of common shares outstanding (in thousands)	12,392	12,275	13,311
Rolling 12 month return on average common shareholders’ equity *	(2.8)%	3.6%	6.4%
Adjusted rolling 12 month return on average common shareholders’ equity †	9.2%	8.4%	8.1%
Book value per share	$61.27	$63.91	$58.87
Tangible book value per share ‡	$42.43	$37.80	$40.20

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Common shareholders’ equity	$759,250	$784,480	$783,659
Deduct: goodwill and identifiable intangible assets	233,452	320,480	248,506
Tangible common shareholders’ equity	$525,798	$464,000	$535,153

Additional Shareholder Information - Continued

	For the Year Ended
	Dec. 31, 2016	Dec. 31, 2015
Equity financings
# of transactions	68	95
Capital raised	$13.7 billion	$17.4 billion
Municipal negotiated issuances
# of transactions	718	707
Par value	$16.7 billion	$14.3 billion
Advisory transactions
# of transactions	150	82
Aggregate deal value	$22.3 billion	$23.0 billion

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thursday, February 2, 2017, at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after February 2, 2017, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #48531107. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET on February 2, 2017 at the same Web address or by calling (855)859-2056 and referencing reservation #48531107.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about political, economic and market conditions (including the effects of the 2016 presidential election, the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), financial results for our asset management segment, the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), our ability to pay quarterly dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,		Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,		Dec. 31,	Percent
(Amounts in thousands, except per share data)	2016		2016	2015	vs. 3Q '16	vs. 4Q '15	2016		2015	Inc/(Dec)
Revenues:
Investment banking	$152,306		$136,682	$129,332	11.4%	17.8%	$490,340		$414,118	18.4%
Institutional brokerage	38,763		42,189	48,010	(8.1)	(19.3)	161,186		154,889	4.1
Asset management	16,973		15,256	16,287	11.3	4.2	60,672		75,017	(19.1)
Interest	8,980		7,343	8,802	22.3	2.0	33,074		41,557	(20.4)
Investment income	10,583		4,806	613	120.2	N/M	24,602		10,736	129.2
Total revenues	227,605		206,276	203,044	10.3	12.1	769,874		696,317	10.6

Interest expense	5,142		5,429	5,680	(5.3)	(9.5)	22,525		23,399	(3.7)

Net revenues	222,463		200,847	197,364	10.8	12.7	747,349		672,918	11.1

Non-interest expenses:
Compensation and benefits	153,842		135,186	126,190	13.8	21.9	510,612		421,733	21.1
Outside services	10,366		10,288	9,833	0.8	5.4	39,289		36,218	8.5
Occupancy and equipment	9,502		8,743	7,510	8.7	26.5	34,813		28,301	23.0
Communications	7,157		7,845	6,112	(8.8)	17.1	29,626		23,762	24.7
Marketing and business development	6,600		7,629	8,804	(13.5)	(25.0)	30,404		29,990	1.4
Trade execution and clearance	1,965		2,008	1,838	(2.1)	6.9	7,651		7,794	(1.8)
Restructuring and integration costs	—		—	9,156	N/M	(100.0)	10,206		10,652	(4.2)
Goodwill impairment	82,900		—	—	N/M	N/M	82,900		—	N/M
Intangible asset amortization expense	5,814		8,010	2,343	(27.4)	148.1	21,214		7,662	176.9
Back office conversion costs	561		—	—	N/M	N/M	561		—	N/M
Other operating expenses	3,032		2,687	3,094	12.8	(2.0)	10,947		20,383	(46.3)
Total non-interest expenses	281,739		182,396	174,880	54.5	61.1	778,223		586,495	32.7

Income/(loss) before income tax expense/(benefit)	(59,276)		18,451	22,484	N/M	N/M	(30,874)		86,423	N/M

Income tax expense/(benefit)	(25,895)		6,515	7,336	N/M	N/M	(17,128)		27,941	N/M

Net income/(loss)	(33,381)		11,936	15,148	N/M	N/M	(13,746)		58,482	N/M

Net income applicable to noncontrolling interests	3,604		1,278	1,875	182.0	92.2	8,206		6,407	28.1

Net income/(loss) applicable to Piper Jaffray Companies (a)	$(36,985)		$10,658	$13,273	N/M	N/M	$(21,952)		$52,075	N/M

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$(36,985)		$8,582	$12,147	N/M	N/M	$(21,952)		$48,060	N/M

Earnings/(loss) per common share
Basic	$(3.00)		$0.70	$0.88	N/M	N/M	$(1.73)		$3.34	N/M
Diluted	$(3.00)	(b)	$0.70	$0.88	N/M	N/M	$(1.73)	(b)	$3.34	N/M

Weighted average number of common shares outstanding
Basic	12,337		12,282	13,775	0.4%	(10.4)%	12,674		14,368	(11.8)%
Diluted	12,519		12,298	13,782	1.8%	(9.2)%	12,779		14,389	(11.2)%
N/M — Not meaningful

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

(b)	Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,		Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,		Dec. 31,	Percent
(Dollars in thousands)	2016		2016	2015	vs. 3Q '16	vs. 4Q '15	2016		2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$17,330		$30,479	$19,847	(43.1)%	(12.7)%	$71,161		$114,468	(37.8)%
Debt	34,818		30,898	22,113	12.7	57.5	115,013		91,195	26.1
Advisory services	99,683		75,230	87,510	32.5	13.9	304,654		209,163	45.7
Total investment banking	151,831		136,607	129,470	11.1	17.3	490,828		414,826	18.3

Institutional sales and trading
Equities	25,219		20,492	19,246	23.1	31.0	87,992		78,584	12.0
Fixed income	19,648		25,812	34,347	(23.9)	(42.8)	91,466		94,305	(3.0)
Total institutional sales and trading	44,867		46,304	53,593	(3.1)	(16.3)	179,458		172,889	3.8

Management and performance fees	2,251		1,353	716	66.4	214.4	6,363		4,642	37.1

Investment income	10,782		4,472	2,274	141.1	374.1	24,791		24,468	1.3

Long-term financing expenses	(2,298)		(2,253)	(2,713)	2.0	(15.3)	(9,136)		(7,494)	21.9

Net revenues	207,433		186,483	183,340	11.2	13.1	692,304		609,331	13.6

Operating expenses	185,235		169,745	161,823	9.1	14.5	645,863		530,937	21.6

Segment pre-tax operating income	$22,198		$16,738	$21,517	32.6%	3.2%	$46,441		$78,394	(40.8)%

Segment pre-tax operating margin	10.7%		9.0%	11.7%			6.7%		12.9%

Asset Management
Management and performance fees
Management fees	$14,138		$13,903	$15,571	1.7%	(9.2)%	$53,725		$70,167	(23.4)%
Performance fees	584		—	—	—	—	584		208	180.8
Total management and performance fees	14,722		13,903	15,571	5.9	(5.5)	54,309		70,375	(22.8)

Investment income/(loss)	308		461	(1,547)	(33.2)	N/M	736		(6,788)	N/M

Net revenues	15,030		14,364	14,024	4.6	7.2	55,045		63,587	(13.4)

Operating expenses	96,504	(a)	12,651	13,057	662.8	639.1	132,360	(a)	55,558	138.2

Segment pre-tax operating income/(loss)	$(81,474)		$1,713	$967	N/M	N/M	$(77,315)		$8,029	N/M

Segment pre-tax operating margin	(542.1)%		11.9%	6.9%			(140.5)%		12.6%

Total
Net revenues	$222,463		$200,847	$197,364	10.8%	12.7%	$747,349		$672,918	11.1%

Operating expenses	281,739	(a)	182,396	174,880	54.5	61.1	778,223	(a)	586,495	32.7

Pre-tax operating income/(loss)	$(59,276)		$18,451	$22,484	N/M	N/M	$(30,874)		$86,423	N/M

Pre-tax operating margin	(26.6)%		9.2%	11.4%			(4.1)%		12.8%
N/M — Not meaningful

(a)	Includes a $82.9 million goodwill impairment charge

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Revenues:
Investment banking	$152,306	$136,682	$129,332	11.4%	17.8%	$490,340	$414,118	18.4%
Institutional brokerage	39,333	42,128	47,350	(6.6)	(16.9)	161,573	154,229	4.8
Asset management	16,973	15,256	16,287	11.3	4.2	60,672	75,017	(19.1)
Interest	8,431	6,811	8,564	23.8	(1.6)	31,013	33,808	(8.3)
Investment income/(loss)	5,821	3,373	(839)	72.6	N/M	14,503	7,093	104.5
Total revenues	222,864	204,250	200,694	9.1	11.0	758,101	684,265	10.8

Interest expense	4,981	5,249	5,598	(5.1)	(11.0)	21,822	21,157	3.1

Adjusted net revenues (2)	$217,883	$199,001	$195,096	9.5%	11.7%	$736,279	$663,108	11.0%

Non-interest expenses:
Adjusted compensation and benefits (3)	$139,145	$127,010	$124,802	9.6%	11.5%	$474,371	$417,500	13.6%
Ratio of adjusted compensation and benefits to adjusted net revenues	63.9%	63.8%	64.0%			64.4%	63.0%

Adjusted non-compensation expenses (4)	$38,207	$38,632	$36,798	(1.1)%	3.8%	$150,427	$143,045	5.2%
Ratio of adjusted non-compensation expenses to adjusted net revenues	17.5%	19.4%	18.9%			20.4%	21.6%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$40,531	$33,359	$33,496	21.5%	21.0%	$111,481	$102,563	8.7%
Adjusted operating margin (6)	18.6%	16.8%	17.2%			15.1%	15.5%

Adjusted income tax expense (7)	13,412	12,383	12,349	8.3	8.6	38,839	36,713	5.8

Adjusted net income (8)	$27,119	$20,976	$21,147	29.3%	28.2%	$72,642	$65,850	10.3%
Effective tax rate (9)	33.1%	37.1%	36.9%			34.8%	35.8%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$21,969	$16,890	$19,354	30.1%	13.5%	$59,929	$60,773	(1.4)%

Adjusted earnings per diluted common share	$1.75	$1.37	$1.40	27.7%	25.0%	$4.69	$4.22	11.1%

Weighted average number of common shares outstanding
Diluted	12,519	12,298	13,782	1.8%	(9.2)%	12,779	14,389	(11.2)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$17,330	$30,479	$19,847	(43.1)%	(12.7)%	$71,161	$114,468	(37.8)%
Debt	34,818	30,898	22,113	12.7	57.5	115,013	91,195	26.1
Advisory services	99,683	75,230	87,510	32.5	13.9	304,654	209,163	45.7
Total investment banking	151,831	136,607	129,470	11.1	17.3	490,828	414,826	18.3

Institutional sales and trading
Equities	25,219	20,492	19,246	23.1	31.0	87,992	78,584	12.0
Fixed income	19,830	25,399	33,531	(21.9)	(40.9)	90,495	93,489	(3.2)
Total institutional sales and trading	45,049	45,891	52,777	(1.8)	(14.6)	178,487	172,073	3.7

Management and performance fees	2,251	1,353	716	66.4	214.4	6,363	4,642	37.1

Investment income	6,020	3,039	822	98.1	632.4	14,692	15,474	(5.1)

Long-term financing expenses	(2,298)	(2,253)	(2,713)	2.0	(15.3)	(9,136)	(7,494)	21.9

Adjusted net revenues (2)	202,853	184,637	181,072	9.9	12.0	681,234	599,521	13.6

Adjusted operating expenses (12)	165,214	154,378	150,053	7.0	10.1	580,974	511,241	13.6

Adjusted segment pre-tax operating income (5)	$37,639	$30,259	$31,019	24.4%	21.3%	$100,260	$88,280	13.6%

Adjusted segment pre-tax operating margin (6)	18.6%	16.4%	17.1%			14.7%	14.7%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '16	4Q '16	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 3Q '16	vs. 4Q '15	2016	2015	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$14,138	$13,903	$15,571	1.7%	(9.2)%	$53,725	$70,167	(23.4)%
Performance fees	584	—	—	—	—	584	208	180.8
Total management and performance fees	14,722	13,903	15,571	5.9	(5.5)	54,309	70,375	(22.8)

Investment income/(loss)	308	461	(1,547)	(33.2)	N/M	736	(6,788)	N/M

Net revenues	15,030	14,364	14,024	4.6	7.2	55,045	63,587	(13.4)

Adjusted operating expenses (13)	12,138	11,264	11,547	7.8	5.1	43,824	49,304	(11.1)

Adjusted segment pre-tax operating income (13)	$2,892	$3,100	$2,477	(6.7)%	16.8%	$11,221	$14,283	(21.4)%

Adjusted segment pre-tax operating margin (6)	19.2%	21.6%	17.7%			20.4%	22.5%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	17.6%	19.0%	25.8%			19.3%	29.9%

Total
Adjusted net revenues (2)	$217,883	$199,001	$195,096	9.5%	11.7%	$736,279	$663,108	11.0%

Adjusted operating expenses (12)	177,352	165,642	161,600	7.1	9.7	624,798	560,545	11.5

Adjusted pre-tax operating income (5)	$40,531	$33,359	$33,496	21.5%	21.0%	$111,481	$102,563	8.7%

Adjusted pre-tax operating margin (6)	18.6%	16.8%	17.2%			15.1%	15.5%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss), a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$222,463	$200,847	$197,364	$747,349	$672,918
Adjustments:
Revenue related to noncontrolling interests (11)	(4,580)	(1,846)	(2,268)	(11,070)	(9,810)
Adjusted net revenues	$217,883	$199,001	$195,096	$736,279	$663,108

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$153,842	$135,186	$126,190	$510,612	$421,733
Adjustments:
Compensation from acquisition-related agreements	(14,697)	(8,176)	(1,388)	(36,241)	(4,233)
Adjusted compensation and benefits	$139,145	$127,010	$124,802	$474,371	$417,500

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$127,897	$47,210	$48,690	$267,611	$164,762
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(976)	(568)	(393)	(2,864)	(3,403)
Restructuring and integration costs	—	—	(9,156)	(10,206)	(10,652)
Goodwill impairment	(82,900)	—	—	(82,900)	—
Amortization of intangible assets related to acquisitions	(5,814)	(8,010)	(2,343)	(21,214)	(7,662)
Adjusted non-compensation expenses	$38,207	$38,632	$36,798	$150,427	$143,045

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$(59,276)	$18,451	$22,484	$(30,874)	$86,423
Adjustments:
Revenue related to noncontrolling interests (11)	(4,580)	(1,846)	(2,268)	(11,070)	(9,810)
Expenses related to noncontrolling interests (11)	976	568	393	2,864	3,403
Compensation from acquisition-related agreements	14,697	8,176	1,388	36,241	4,233
Restructuring and integration costs	—	—	9,156	10,206	10,652
Goodwill impairment	82,900	—	—	82,900	—
Amortization of intangible assets related to acquisitions	5,814	8,010	2,343	21,214	7,662
Adjusted income before adjusted income tax expense	$40,531	$33,359	$33,496	$111,481	$102,563

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$(25,895)	$6,515	$7,336	$(17,128)	$27,941
Tax effect of adjustments:
Compensation from acquisition-related agreements	5,064	2,752	540	12,541	1,647
Restructuring and integration costs	—	—	3,562	3,192	4,144
Goodwill impairment	31,999	—	—	31,999	—
Amortization of intangible assets related to acquisitions	2,244	3,116	911	8,235	2,981
Adjusted income tax expense	$13,412	$12,383	$12,349	$38,839	$36,713

Net income/(loss) applicable to Piper Jaffray Companies:
Net income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$(36,985)	$10,658	$13,273	$(21,952)	$52,075
Adjustments:
Compensation from acquisition-related agreements	9,633	5,424	848	23,700	2,586
Restructuring and integration costs	—	—	5,594	7,014	6,508
Goodwill impairment	50,901	—	—	50,901	—
Amortization of intangible assets related to acquisitions	3,570	4,894	1,432	12,979	4,681
Adjusted net income	$27,119	$20,976	$21,147	$72,642	$65,850

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Net income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$(36,985)	$8,582	$12,147	$(21,952)	$48,060
Adjustment for loss allocated to participating shares (10)	7,024	—	—	3,842	—
	(29,961)	8,582	12,147	(18,110)	48,060
Adjustments:
Compensation from acquisition-related agreements	7,803	4,367	776	19,552	2,387
Restructuring and integration costs	—	—	5,120	5,786	6,006
Goodwill impairment	41,235	—	—	41,993	—
Amortization of intangible assets related to acquisitions	2,892	3,941	1,311	10,708	4,320
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$21,969	$16,890	$19,354	$59,929	$60,773

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$(3.00)	$0.70	$0.88	$(1.73)	$3.34
Adjustment for loss allocated to participating shares (10)	0.56	—	—	0.30	—
	(2.44)	0.70	0.88	(1.43)	3.34
Adjustments:
Compensation from acquisition-related agreements	0.63	0.36	0.06	1.53	0.17
Restructuring and integration costs	—	—	0.37	0.45	0.42
Goodwill impairment	3.30	—	—	3.29	—
Amortization of intangible assets related to acquisitions	0.24	0.32	0.10	0.84	0.30
Adjusted earnings per diluted common share	$1.75	$1.37	$1.40	$4.69	$4.22

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$207,433	$186,483	$183,340	$692,304	$609,331
Adjustments:
Revenue related to noncontrolling interests (11)	(4,580)	(1,846)	(2,268)	(11,070)	(9,810)
Adjusted net revenues	$202,853	$184,637	$181,072	$681,234	$599,521

Operating expenses:
Operating expenses – U.S. GAAP basis	$185,235	$169,745	$161,823	$645,863	$530,937
Adjustments:
Expenses related to noncontrolling interests (11)	(976)	(568)	(393)	(2,864)	(3,403)
Compensation from acquisition-related agreements	(14,697)	(8,176)	(1,388)	(36,241)	(4,019)
Restructuring and integration costs	—	—	(9,156)	(10,197)	(10,652)
Amortization of intangible assets related to acquisitions	(4,348)	(6,623)	(833)	(15,587)	(1,622)
Adjusted operating expenses	$165,214	$154,378	$150,053	$580,974	$511,241

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$22,198	$16,738	$21,517	$46,441	$78,394
Adjustments:
Revenue related to noncontrolling interests (11)	(4,580)	(1,846)	(2,268)	(11,070)	(9,810)
Expenses related to noncontrolling interests (11)	976	568	393	2,864	3,403
Compensation from acquisition-related agreements	14,697	8,176	1,388	36,241	4,019
Restructuring and integration costs	—	—	9,156	10,197	10,652
Amortization of intangible assets related to acquisitions	4,348	6,623	833	15,587	1,622
Adjusted segment pre-tax operating income	$37,639	$30,259	$31,019	$100,260	$88,280

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$96,504	$12,651	$13,057	$132,360	$55,558
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	(214)
Restructuring and integration costs	—	—	—	(9)	—
Goodwill impairment	(82,900)	—	—	(82,900)	—
Amortization of intangible assets related to acquisitions	(1,466)	(1,387)	(1,510)	(5,627)	(6,040)
Adjusted operating expenses	$12,138	$11,264	$11,547	$43,824	$49,304

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$(81,474)	$1,713	$967	$(77,315)	$8,029
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	214
Restructuring and integration costs	—	—	—	9	—
Goodwill impairment	82,900	—	—	82,900	—
Amortization of intangible assets related to acquisitions	1,466	1,387	1,510	5,627	6,040
Adjusted segment pre-tax operating income	$2,892	$3,100	$2,477	$11,221	$14,283

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions, (d) goodwill impairment charges and (e) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. Losses are not allocated to participating shares for periods in which a loss is incurred.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges.